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                                                                   EXHIBIT 10.21
                               DEFERRAL AGREEMENT
                                     (N85GL)

     THIS DEFERRAL AGREEMENT (this "Agreement"), dated as of November 1, 2002, is made by and between FINOVA CAPITAL CORPORATION, a Delaware corporation ("FINOVA"), and GREAT LAKES AVIATION, LTD., an Iowa corporation ("Great Lakes").

                              W I T N E S S E T H:

     WHEREAS, FINOVA is a commercial finance and leasing company headquartered in Scottsdale, Arizona; and

     WHEREAS, FINOVA, among other things, leases commercial aircraft to airlines and other aircraft operators; and

     WHEREAS, Great Lakes operates as a commercial passenger airline certified by the U.S. Federal Aviation Administration; and

     WHEREAS, FINOVA, as lessor, and Great Lakes, as lessee, entered into a Lease Agreement [N281UE] dated as of October 19, 1995, as thereafter supplemented and amended (the "N92GL Lease"), concerning the lease of an Embraer model EMB-120RT aircraft, bearing manufacturer's serial number 120.092 and current U.S. Registration No. N92GL, together with two (2) Pratt & Whitney model PW-118 aircraft engines associated therewith; and

     WHEREAS, FINOVA, as lessor, and Great Lakes, as lessee, also entered into a Lease Agreement [N279UE] dated as of October 19, 1995, as thereafter supplemented and amended (the "N85GL Lease"), concerning the lease of an Embraer model EMB-120RT aircraft, bearing manufacturer's serial number 120.085 and current U.S. Registration No. N85GL, together with two (2) Pratt & Whitney model PW-118 aircraft engines associated therewith (the "N85GL Aircraft"); and

     WHEREAS, certain disputes have arisen between FINOVA and Great Lakes under each of the N92GL Lease and the N85GL Lease; and

     WHEREAS, as a result of such disputes, FINOVA filed a two-count complaint (the "Complaint") against Great Lakes in the United States District Court for the District of Arizona (the "Court"), Case No. CIV 02-0362-PHX-SMM; and

     WHEREAS, Count One of the Complaint concerns Great Lakes' alleged liability under the N85GL Lease and Count Two of the Complaint concerns Great Lakes' alleged liability under the N92GL Lease; and

     WHEREAS, the dispute between FINOVA and Great Lakes under the N92GL Lease has been resolved pursuant to the terms and conditions of the Settlement Agreement and Covenant Not to Execute dated as of August 1, 2002 between FINOVA and Great Lakes (the "N92GL Settlement Agreement"); and

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     WHEREAS, FINOVA and Great Lakes wish to negotiate a settlement of the dispute existing between them under the N85GL Lease (the "N85GL Lease Dispute"); and

     WHEREAS, while FINOVA and Great Lakes proceed with such negotiations, FINOVA, on the terms and conditions set forth below, is willing to withdraw its notices of default relating to the N85GL Lease Dispute and to dismiss (without prejudice to refiling such action) Count One of the Complaint;

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, FINOVA and Great Lakes hereby agree as follows:

     1.   Definitions.

          (a) All of the definitions set forth in the above recitals are hereby incorporated in this Section 1 as if fully set forth herein.

          (b) Unless otherwise defined in this Agreement, all capitalized terms appearing herein shall have the meaning as set forth in the N85GL Lease.

     2. Negotiations. During the term of this Agreement, FINOVA and Great Lakes shall attempt to negotiate a final settlement of the N85GL Lease Dispute.

     3. Withdrawal of Notices of Default and Dismissal of Complaint. In consideration of the mutual covenants set forth in this Agreement, FINOVA and Great Lakes agree as follows:

          (a) FINOVA hereby withdraws without prejudice all notices of default it has sent to Great Lakes in regard to the N85GL Lease, including, without limitation, such notices dated January 14, 2002 and January 18, 2002. Subject to the terms and conditions of this Agreement, FINOVA hereby reserves the right to issue or re-issue to Great Lakes notices of any and all Defaults and Events of Default existing as of the date hereof and which may arise in the future. Nothing in this Section 3 should be construed as a waiver by FINOVA of any Defaults or Events of Default existing as of the date hereof or which may arise in the future.

          (b) Upon this Agreement becoming effective pursuant to the requirements of Section 5 hereof, FINOVA and Great Lakes shall execute and file with the Court, pursuant to Rule 41(a), Federal Rules of Civil Procedure, a stipulation dismissing without prejudice Count One of the Complaint. Great Lakes agrees that, should FINOVA re-file its suit with the Court in regard to the N85GL Dispute: (i) the applicable statute of limitations shall be tolled during the term of this Agreement; (ii) Great Lakes shall accept service of process through its counsel, Thomas G. Ryan, of Lewis & Roca LLP; and (iii) Great Lakes shall not contest that the Court has jurisdiction over it and that venue is proper.

     4.   Obligations of Great Lakes.

          (a) Until this Agreement terminates pursuant to Section 7 hereof, Great Lakes hereby agrees to make the following payments to FINOVA in immediately-available funds

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(without any right of set-oft) pursuant to wire transfer instructions as provided by FINOVA to Great Lakes in writing from time to time:

              (i) On the date hereof and on the first Business Day of each consecutive month hereafter until and including April 1, 2003, Great Lakes shall make a payment to FINOVA in the amount of Ten Thousand Dollars ($10,000.00); and

              (ii) On May 1, 2003 and on the first Business Day of each consecutive month thereafter until and including October 1, 2003, Great Lakes shall make a payment to FINOVA in the amount of Fifteen Thousand Dollars ($15,000.00).

Such payments shall be applied by FINOVA pursuant to the requirements of the N85GL Lease.

          (b) Great Lakes shall continue to store, maintain and insure the Aircraft pursuant to the requirements of the N85GL Lease.

     5.   Effectiveness of Agreement. This Agreement shall become effective upon
(a) FINOVA's receipt of the payment due on the date hereof pursuant to Section 4(a)(i) of this Agreement and (b) the filing with the Court of the fully-executed "Stipulation" (as defined in the N92GL Settlement Agreement).

     6. Compliance with Agreement. So long as (a) Great Lakes makes each payment required by Section 4(a) hereof within three (3) Business Days after the due date for such payment, (b) Great Lakes complies with its obligations under
Section 4(b) of this Agreement, (c) Great Lakes complies with all of its obligations under the N92GL Settlement Agreement and (d) an Event of Default does not arise pursuant to Section 17.3, 17.4, 17.10, 17.11, 17.12 or 17.13 of the N85GL Lease, FINOVA hereby agrees that it shall not, during the term of this Agreement, take any action to enforce its rights or remedies under the N85GL Lease. Should any of the foregoing events occur (a "Deferral Agreement Breach"), or should this Agreement otherwise terminate pursuant to Section 7 hereof, FINOVA shall have the right to proceed with the enforcement of its rights and remedies under the N85GL Lease.

     7.   Termination.

          (a) Subject to any earlier termination pursuant to this Section 7, this Agreement shall terminate and be of no further force and effect on and after November 1, 2003.

          (b) Notwithstanding the withdrawal by FINOVA of its notices of Default and Events of Default, FINOVA shall have the right during the term of this Agreement to attempt to remarket the Aircraft (by either a lease or sale thereof) to any third party. Should FINOVA enter into a binding agreement during the term of this Agreement to either lease or sell the Aircraft, this Agreement shall terminate on the effective date of such a lease or on the transfer of title pursuant to such a sale. Great Lakes' remaining payment obligations owing to FINOVA pursuant to the N85GL Lease (if any) shall be determined under the N85GL Lease as if an Event of Default were in effect as of the termination of this Agreement under this Section 7(b). Nothing in this Section 7(b), however, shall affect the obligations which FINOVA may have pursuant to the Lease and as a matter of law to act reasonably to mitigate its damages.

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          (c) FINOVA shall have the right to terminate this Agreement immediately upon the occurrence of a Deferral Agreement Breach (pursuant to Section 6 hereof).

          (d) Unless FINOVA declares otherwise in writing to Great Lakes, this Agreement shall automatically terminate upon the occurrence of an Event of Default pursuant to Section 17.10 or 17.11 of the N85GL Lease.

          (e) Should an Event of Loss arise in respect of the Airframe, and upon FINOVA receiving all amounts owing to it under Section 13.1 of the Lease as a result of such Event of Loss, this Agreement shall terminate automatically without any further notice.

     8. Release of Liability. In consideration of the mutual covenants set forth in this Agreement, Great Lakes hereby releases FINOVA (and its successors and assigns and the officers, directors, employees, attorneys and other agents of FINOVA and its successors and assigns) of any and all liability, claims and damages (collectively, "Claims") existing as of the date hereof, known and unknown, relating to or arising out of the N85GL Lease or the enforcement by FINOVA of any of its rights thereunder. Notwithstanding the foregoing, nothing in this Section 8 shall act (a) to release FINOVA from the obligation to perform pursuant to this Agreement or (b) to release FINOVA from any Claims which may arise after the date hereof.

     9. Captions. All captions and section headings used in this Agreement are for convenience only and shall not in any manner be deemed to limit or restrict the context of the section to which they relate.

     10.  Applicable Law. Jurisdiction and Waiver of Jury Trial.

          (a) THIS AGREEMENT SHALL BE GOVERNED BY AND BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA.

          (b) ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE MARICOPA COUNTY SUPERIOR COURT FOR THE STATE OF ARIZONA OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA, SITTING IN PHOENIX, ARIZONA. GREAT LAKES HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION AND VENUE IN EITHER OF SUCH COURTS, AND EXPRESSLY WAIVES THE RIGHT TO SEEK THE TRANSFER OF VENUE BASED UPON INCONVENIENCE.

          (c) THE PARTIES TO THIS AGREEMENT HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT, WHETHER SUCH ACTION IS BASED ON BREACH OF CONTRACT, TORT, OR ANY OTHER LEGAL OR EQUITABLE THEORY.

     11. Entire Agreement. This Agreement (together with the exhibits hereto and documents referenced herein) shall constitute the entire agreement between FINOVA and Great

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Lakes with respect to the transactions contemplated herein, supersedes in its entirety any prior agreements, whether oral or in writing, of FINOVA and Great Lakes concerning the subject matter hereof, and shall not in any manner be supplemented, amended or modified except by a written instrument executed on behalf of the parties by their duly authorized representatives.

     12. Waivers. The waiver by any party hereto of performance of any term, covenant or condition of this Agreement in a particular instance shall not constitute a waiver of any subsequent breach or preclude such party from thereafter demanding performance thereof according to the provisions herein.

     13. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be an original, but all of which together shall constitute the same instrument.

     14. Notice Requirements. All demands, notices and other communications allowed or required pursuant to this Agreement shall be given in English, in writing and shall be deemed to have been duly given when personally delivered, delivered by a nationally-recognized courier service, or sent via facsimile (provided that, in the case of a facsimile transmission, the transmission must be followed as soon as possible by a personal delivery or delivery by courier) to either party as follows:

          If to FINOVA:      FINOVA Capital Corporation
                             FINOVA Corporate Center
                             4800 North Scottsdale Road
                             Scottsdale, Arizona 85251
                             Attention: Vice President-Operations
                                        Management/Transportation Finance and
                                        Vice President-Assistant General
                                        Counsel/Transportation Finance
                             Facsimile: 480-636-6729

          If to Great Lakes: Great Lakes Aviation, Ltd.
                             1022 Airport Parkway
                             Cheyenne, Wyoming 82001
                             Attention: President
                             Facsimile: 307-634-3275

or such other address as any party may notify in writing to the other.

                            [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the parties have caused this Deferral Agreement (N85GL)
to be executed by their duly authorized representatives as of the date first stated above.

                             FINOVA CAPITAL CORPORATION, a
                             Delaware corporation


                             By:  /s/ Pamela M. Hart
                                  ----------------------------------------------

                             Name:  Pamela M. Hart
                                    --------------------------------------------

                             Title: Vice President
                                    --------------------------------------------


                             GREAT LAKES AVIATION, LTD., an Iowa
                             corporation


                             By:  /s/ Douglas G. Voss
                                  ----------------------------------------------

                             Name:  Douglas G. Voss
                                    --------------------------------------------

                             Title: President
                                    --------------------------------------------